SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) November 14, 1996

                             Tel-Save Holdings, Inc.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

                                     0-26728
--------------------------------------------------------------------------------
                            (Commission File Number)

                                   23-2827736
--------------------------------------------------------------------------------
                      (IRS Employer Identification Number)

                  6805 Route 202, New Hope, Pennsylvania 18938
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (215) 862-1500
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


--------------------------------------------------------------------------------
          (Former Name or Former Address, If Changed Since Last Report)


Item 5.  Other Events

On November 14, 1996, Tel-Save Holdings, Inc. ("the Company") entered into an underwriting agreement with Salomon Brothers Inc and the selling stockholders named therein (the "Selling Stockholders") in connection with the resale by the Selling Stockholders of 1,200,000 shares of common stock that the Company issued or will issue upon the exercise of warrants that the Company granted to five firms that market the Company's services and to the managing underwriter of the Company's initial public offering. The resale of the shares is pursuant to a shelf registration statement under the Securities Act of 1933 (No. 333-14549). The Company will receive no proceeds from the resale of the shares, although $600,000 in indebtedness to the Company may be repaid from the proceeds, and the Company will receive $7,402,961 upon the exercise of the warrants. Additional information concerning the Underwriting Agreement which supplements the plan of distribution included in the Registration Statement as it became effective is included in the prospectus supplement dated November 14, 1996 and to be filed with the Commission on the date hereof pursuant to Rules 415 and 424(b)(3). The Underwriting Agreement is attached hereto as
Exhibit 1.1.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits

             1.1 Underwriting Agreement, dated as of November 14, 1996, among Salomon Brothers Inc, Tel-Save
                   Holdings, Inc., and the Selling Stockholders named therein.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           TEL-SAVE HOLDINGS, INC.

                                           By: /s/ Aloysius T. Lawn, IV
                                               Aloysius T. Lawn, IV
                                               General Counsel and
                                                 Secretary

Date:  November 18, 1996


                                  EXHIBIT INDEX

1.1 Underwriting Agreement, dated as of November 14, 1996, among Salomon Brothers Inc, Tel-Save Holdings, Inc., and the Selling Stockholders named therein.